THIS DOCUMENT IS A COPY OF THE CURRENT REPORT ON FORM 8-K/A FILED ON SEPTEMBER 13, 2001 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 13, 2001 (June 29, 2001)

NetBank, Inc.

Georgia	0-22361	58-2224352

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11475 Great Oaks Way
Suite 100
Alpharetta, Georgia 30022

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	(770) 343-6006

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial statements of Market Street Mortgage Corporation as of December 31, 2000 and 1999, for the years ended December 31, 2000, 1999, and 1998 and for the six month periods ended June 30, 2001 and 2000.

Report of Independent Auditors

Board of Directors
Market Street Mortgage Corporation

We have audited the accompanying consolidated balance sheets of Market Street Mortgage Corporation (the Company) and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2000 and 1999, and the results of its operations, and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP

May 11, 2001

Market Street Mortgage Corporation and Subsidiary

Consolidated Balance Sheets

	December 31
	2000	1999

Assets
Cash	$512,622	$1,510,106
Mortgage loans held for sale	176,125,068	193,086,119
Accounts receivable	11,391,864	14,312,178
Loans receivable	18,887,475	16,208,170
Mortgage servicing rights, net of accumulated amortization	48,860,355	61,041,459
Premises and equipment, net of accumulated depreciation	2,525,649	3,955,270
Prepaids and other assets	2,918,582	3,648,535
Notes receivable –– officers	185,345	344,905
Goodwill, net of accumulated amortization	2,634,534	2,987,892

Total assets	$264,041,494	$297,094,634

Liabilities and shareholders’ equity
Liabilities:
Notes payable to Parent	$232,901,381	$253,079,875
Accrued expenses and other liabilities	14,555,875	21,209,299

Total liabilities	247,457,256	274,289,174

Shareholders’ equity
Preferred stock, 1,500,000 shares authorized: Series A preferred stock; $25 stated value; 340,000 shares issued and outstanding	8,500,000	8,500,000
Series B preferred stock; $25 stated value; 443,167 shares issued and outstanding in 2000 and 1999, respectively	11,079,165	11,079,165
Common stock; $1.00 par value, 750,000 shares issued and outstanding in 2000 and 1999	750,000	750,000
Retained (deficit) earnings	(3,744,927)	2,476,295

Total shareholders’ equity	16,584,238	22,805,460

Total liabilities and shareholders’ equity	$264,041,494	$297,094,634

See accompanying notes.

Market Street Mortgage Corporation and Subsidiary

Consolidated Statements of Operations

	Unaudited

	Six months ended June 30		December 31

	2001	2000	2000	1999	1998

Revenues:
Loan origination fees	$18,198,693	$11,671,585	$27,007,579	$30,298,137	$34,144,439
Gain on sale of mortgage loans	13,575,785	9,745,807	18,866,923	28,658,549	20,770,889
Gain (loss) on sale of mortgage servicing rights	(19,127,782)	1,636,724	2,801,386	6,736,828	12,835,453
Mortgage servicing revenue	3,268,505	6,883,269	13,376,810	15,906,282	16,045,041
Amortization of mortgage servicing rights	(3,607,944)	(3,632,758)	(13,463,806)	(10,507,862)	(16,293,545)

Net mortgage servicing revenue (expense)	12,307,257	26,304,627	48,588,892	71,091,934	67,502,277
Interest income	9,971,664	7,834,260	15,510,720	21,106,293	25,520,421
Interest expense	(8,780,041)	(9,266,421)	(18,735,066)	(20,441,855)	(26,237,308)

Net interest income (expense)	1,191,623	(1,432,161)	(3,224,346)	664,438	(716,887)
Other income	146,865	68,292	39,676	567,903	331,152

Total revenues	13,645,745	24,940,758	45,404,222	72,324,275	67,116,542

Expenses:
Salaries, commissions and employee benefits	21,226,626	18,219,162	35,018,233	46,881,702	45,351,141
Occupancy	1,421,432	1,796,547	3,398,788	3,622,116	3,145,976
Data processing	903,515	993,714	1,896,680	1,456,175	1,126,809
General and administrative	3,501,298	4,980,428	8,133,351	12,033,678	11,667,594
Other operating	4,614,492	1,031,692	5,488,383	3,819,159	2,249,933

Total expenses	31,667,363	27,021,543	53,935,435	67,812,830	63,541,453

Income (loss) before income taxes	(18,021,618)	(2,080,785)	(8,531,213)	4,511,445	3,575,089
Income tax expense (benefit)	(6,307,567)	(728,275)	(2,959,460)	1,616,729	1,297,179

Net income (loss)	$(11,714,051)	$(1,352,510)	$(5,571,753)	$2,894,716	$2,277,910

Net income (loss) applicable to common stock	$(10,701,136)	$(1,202,067)	$(5,421,310)	$2,653,880	$2,277,910
Basic net income (loss) per common share	$(14.27)	$(1.60)	$(7.23)	$3.54	$3.04
Diluted net income (loss) per common share	$(14.27)	$(1.60)	$(7.23)	$3.54	$3.04
Cash dividends declared on common stock	$–	$499,026	$499,026	$2,272,194	$2,106,868
Dividends per common share	$–	$0.67	$0.67	$3.03	$2.81

Market Street Mortgage Corporation and Subsidiary

Statement of Shareholders’ Equity

	Preferred Stock Series A	Preferred Stock Series B	Common Stock	Retained Earnings	Total Shareholders’ Equity

Balance January 1, 1998	$8,500,000	$13,579,165	$750,000	$1,923,567	$24,752,732
Net income				2,277,910	2,277,910
Dividends paid				(2,106,868)	(2,106,868)

Balance December 31, 1998	8,500,000	13,579,165	750,000	2,094,609	24,923,774
Net income				2,894,716	2,894,716
Dividends paid				(2,513,030)	(2,513,030)
Retirement of preferred stock		(2,500,000)			(2,500,000)

Balance December 31, 1999	8,500,000	11,079,165	750,000	2,476,295	22,805,460
Net loss				(5,571,753)	(5,571,753)
Dividends paid				(649,469)	(649,469)

Balance December 31, 2000	$8,500,000	$11,079,165	$750,000	$(3,744,927)	$16,584,238

Market Street Mortgage Corporation and Subsidiary

Consolidated Statements of Cash Flows

	Unaudited

	Six months ended June 30		December 31

	2001	2000	2000	1999	1998

Operating activities
Net income (loss)	$(11,714,051)	$(1,352,510)	$(5,571,753)	$2,894,716	$2,277,910
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss (gain) on sales of mortgage servicing rights	19,127,782	(1,636,725)	(2,801,386)	(6,736,828)	(12,835,453)
Amortization of mortgage servicing rights	3,607,944	3,632,758	13,463,806	10,507,862	16,293,545
Depreciation and amortization	896,662	1,030,205	2,005,639	1,975,155	1,725,637
(Loss) gain on sale of fixed assets	–	–	141,423	–	–
Origination of mortgage loans held for sale	(1,193,495,107)	(798,276,302)	(1,585,272,619)	(2,163,177,914)	(2,554,523,933)
Proceeds from sale of loans held for sale	1,149,705,067	819,852,085	1,602,233,670	2,273,093,444	2,552,836,129
Capitalization of mortgage servicing rights	(25,079,573)	(16,001,374)	(33,153,348)	(45,057,956)	(37,215,644)
Change in assets and liabilities:
Decrease (increase) in accounts receivable	5,799,375	1,648,222	775,906	4,233,954	(3,424,188)
Decrease in notes receivable – officers	154,221	74,304	159,560	105,981	82,488
Decrease (increase) in prepaid expenses and other assets	560,596	333,354	729,953	1,729,666	(2,133,602)
(Decrease) increase in accrued expense and other liabilities	(9,445,959)	(3,804,745)	(6,653,424)	(3,940,318)	8,838,231

Net cash provided by (used in) operatingactivities	(59,883,043)	5,499,272	(13,942,573)	75,627,762	(28,078,880)
Investing activities
Payments for bulk servicing rights	-	-	-	(3,160,490)	(4,855,520)
Proceeds from sale of servicing rights	50,207,690	17,405,722	36,816,440	47,827,901	27,773,964
(Investment in) net proceeds from loans receivable	20,282,811	(1,822,815)	(2,679,305)	(3,992,098)	3,556,970
Net premises and equipment	(105,072)	(234,643)	(364,083)	(1,809,325)	(2,366,716)

Net cash provided by investing activities	70,385,429	15,348,264	33,773,052	38,865,988	24,108,698
Financing activities
Net (decrease) increase in notes payable	(3,835,870)	(20,788,656)	(20,178,494)	(110,511,519)	4,620,710
Retirement of preferred stock	–	–	–	(2,500,000)	-
Dividends paid	(1,012,915)	(649,469)	(649,469)	(2,513,030)	(2,106,868)

Net cash (used in) provided by financing activities	(4,848,785)	(21,438,125)	(20,827,963)	(115,524,549)	2,513,842

Net decrease in cash	5,653,601	(590,589)	(997,484)	(1,030,799)	(1,456,340)
Cash at beginning of year	512,622	1,510,106	1,510,106	2,540,905	3,997,245

Cash at end of year	6,166,223	919,517	512,622	1,510,106	2,540,905

Cash paid during the year for:
Interest	$10,671,950	$9,478,239	$19,203,330	$21,543,497	$26,841,623

Market Street Mortgage Corporation and Subsidiary

Notes to Consolidated Financial Statements

Years ended December 31, 2000, 1999 and 1998 and
the unaudited six months ended June 30, 2001 and 2000

1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Market Street Mortgage Corporation (the Company) is a retail mortgage company based in Clearwater, Florida. Through its 43 offices located in 11 states, the Company engages in the origination, purchase, sale and servicing of residential mortgage loans and subservicing residential mortgage loans for third parties. The Company is a majority owned subsidiary of Republic Bank, which is a wholly owned subsidiary of Republic Bancorp Inc. (Republic). The remaining shares of the Company are owned by key management employees of the Company.

Republic Bank acquired an 80% majority interest in Market Street Mortgage Corporation from Republic Bancorp Inc., an affiliated company, on July 1, 1997. Republic had previously acquired the majority interest in Market Street Mortgage Corporation on November 30, 1992. The 1992 acquisition was accounted for as a purchase and, accordingly, the assets and liabilities were adjusted to the fair values at the time of acquisition. The cost of the acquisition exceeded the fair value of the net assets acquired by approximately $2,800,000. This goodwill is being amortized over its estimated useful life of 15 years on a straight-line basis. Additionally, as a result of the CUB Funding Corporation merger agreement (See Note 2), goodwill of $1,831,896, net of accumulated amortization, was recorded on the Company’s books. This goodwill is also being amortized over its estimated useful life of 15 years on a straight-line basis.  See Note 12 for subsequent sale of the Company to NetBank, Inc.

Certain reclassifications have been made to the 1999 financial statements in order to conform to the 2000 financial statement presentation.

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and include the accounts of Market Street Mortgage Corporation and its wholly-owned internet lending subsidiary, BuyersDirect Mortgage Corporation. On June 1, 1999, CUB Funding Corporation (“CUB”), an affiliated mortgage lending company, merged with and into Market Street Mortgage Corporation and has been accounted for as a pooling of interests. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash

Cash is comprised of deposits with banks and other financial institutions.

Mortgage Loans Held for Sale

Mortgage loans held for sale are carried at the lower of aggregate cost or market. Commitments to either purchase or sell loans are included in determining market value. Gains or losses resulting from loan sales are recognized based on the difference between the net sale proceeds and the net book value of the loans sold. Losses, if any, related to aggregate commitments to purchase or originate loans are recorded if the estimated market value of the loans upon their ultimate sale is below the cost of the related loans.

Hedging Activities

The Company uses mandatory forward delivery commitments to manage interest rate risk in its production pipeline. Gains and losses on those forward commitments, which are used to manage rate-locked fixed rate mortgage commitments, are included in the cost basis used to calculate the gain (loss) on the sale of mortgages.

Revenue Recognition

Interest income on mortgage loans held for sale is recognized over the period for which the loans are held for sale. Mortgage servicing fees are calculated based on the outstanding principal balance of the loans serviced and recognized in the period in which they are received.

Nonrefundable loan origination fees (including commitment fees) on mortgage loans held for sale, net of direct loan origination costs, are deferred and included in the cost basis of the loans when calculating gain (loss) on sale of loans.

Loans are placed on nonaccrual status when collection of principal or interest is considered doubtful (generally loans past due 90 days or more). Interest income previously accrued on these loans, but not yet received, is reversed in the current period. Interest subsequently recovered is applied against the principal balance in the period collected.

Premises and Equipment

Premises and equipment are recorded at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from three to ten years. Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter.

Mortgage Servicing Rights

Mortgage servicing rights include certain costs incurred in the origination and acquisition of mortgage servicing rights (“originated and purchased servicing”) which are deferred and amortized over the expected life of the loan. The total cost of acquiring mortgage loans, either through origination activities or purchase transactions, is allocated between the mortgage servicing rights and the loans based on their relative fair values. The fair values of mortgage servicing rights are estimated by calculating the present value of the expected future cash flows associated with such rights, incorporating assumptions that market participants would use in their estimates of future servicing income and expense. A current market rate is used to discount estimated future cash flows. Impairment of mortgage servicing rights is measured on a disaggregated basis by stratifying the mortgage servicing rights based on one or more predominant risk characteristics of the underlying loans, including interest rate and loan type. Impairment is recognized through a valuation allowance for each individual stratum. At December 31, 2000 and December 31, 1999, the valuation allowance was approximately $6,236,000 and $2,036,000, respectively. (See Note 3.)

Gains or losses resulting from the sale of servicing rights are recognized when the title and substantially all risks and rewards are irrevocably passed to the buyer.

Allowance for Foreclosure Losses

In connection with its mortgage servicing activities, the Company conducts foreclosure proceedings when necessary on behalf of its investors. Management evaluates the potential losses to be incurred in connection with these activities and establishes an allowance to cover the estimated costs expected to be incurred in excess of Federal Housing Administration, Veteran’s Administration or private mortgage insurance reimbursements. At December 31, 2000 and December 31, 1999, the allowance for foreclosure losses was approximately $829,000 and $762,000, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, all expected future events, other than enactments of changes in the tax law or rates are considered. If necessary, a valuation allowance is established based on management’s determination of the likelihood of realization of deferred tax assets.

The Company’s net income is included in a consolidated federal income tax return of Republic. The accompanying financial statements reflect federal income tax expense computed on a separate return basis in accordance with a tax sharing agreement, which is also the method of settlement followed by the Company and Republic.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impact of Interest Rate Fluctuations

Interest rate fluctuations generally have a direct impact on a mortgage banking institution’s financial performance. Significant increases in interest rates may make it more difficult for potential borrowers to purchase residential property and to qualify for mortgage loans. As a result, the volume and related income from loan originations may be reduced. Significant increases in interest rates will also generally increase the value of the Company’s servicing portfolio as a result of slower anticipated prepayment activity. Significant decreases in interest rates may enable more potential borrowers to qualify for a mortgage loan, resulting in higher income related to the loan originations. In addition, significant decreases in interest rates may result in higher anticipated loan prepayment activity and, therefore, reduce the value of the loan servicing portfolio.

New Accounting Pronouncement

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” The Statement, as amended by Statements No. 137 and 138, establishes accounting and reporting standards for hedging activities and derivative instruments.  Statement 133, as amended, is effective for fiscal years beginning after June 15, 2000.  The Company adopted the Statement as of January 1, 2001.  The Company’s adoption of this pronouncement will not have a material impact on the financial statements.

Unaudited Financial Information

In the opinion of management, the unaudited financial information included herein reflects all adjustments, consisting only of normal recurring accruals, which are necessary for the fair statement of the results for the interim periods presented.  The unaudited consolidated financial statements of the Company for the six months ended June 30, 2001 and 2000 have been prepared in accordance with accounting principles generally accepted in the United States.

2. Merger

On June 1, 1999, CUB merged with and into the Company. The transaction has been accounted for as a pooling of interests. Prior to this date, the Company had been performing certain administrative services to CUB which included the management of CUB lending operations, secondary marketing of CUB loans, accounting services, human resources management, and loan servicing.

As per the merger agreement, each share of CUB common stock authorized, issued and outstanding was converted into .04 shares of the Company’s Series B preferred stock reduced by the result of dividing CUB’s retained earnings deficit by 25. Each share of CUB preferred stock was converted into one share of the Company’s Series B preferred stock. All of CUB’s common stock and preferred stock had been owned by Republic Bank, the Company’s parent.

The effect on the results of operations for the periods prior to the combination is as follows:

	Five Months Ended May 31, 1999	Year Ended December 31, 1998

Total revenue:
Market Street Mortgage Corporation	$31,412,791	$56,711,917
CUB Funding Corporation	3,722,306	10,404,625

	$35,135,097	$67,116,542

Net income (loss):
Market Street Mortgage Corporation	$1,055,658	$2,171,931
CUB Funding Corporation	(376,951)	105,979

	$678,707	$2,277,910

3. Mortgage Servicing

The Company’s activity related to mortgage servicing rights is as follows:

	Unaudited
	Six Months Ended June 30,		Year ended December 31
	2001	2000	2000	1999	1998

Balance at January 1	$48,860,355	$61,041,459	$61,041,459	$59,031,881	$58,220,547
Additions	25,079,573	16,001,374	33,153,348	48,218,446	42,071,164
Sales	(66,980,717)	(15,145,386)	(31,870,646)	(35,701,006)	(24,966,285)
Amortization	(3,607,944)	(3,632,758)	(13,463,806)	(10,507,862)	(16,293,545)

Balance at period ended	$3,351,267	$58,264,689	$48,860,355	$61,041,459	$59,031,881

The estimated fair value of mortgage servicing rights as of December 31, 2000, 1999, and 1998 was $48.9 million, $63.7 million, and $59.0 million, respectively.

The Company originates, purchases and sells without recourse to investors, loans secured by mortgages, principally on single family residential property. The Company retains the servicing of loans sold to certain investors and collects the monthly principal and interest payments and performs certain escrow services. At December 31, 2000, 1999, and 1998 the Company’s aggregate servicing portfolio, including loans serviced for related parties, was approximately $2.8 billion, $3.1 billion, and $4.2 billion, respectively. This represents approximately 32,700, 40,100, and 50,300 loans at December 31, 2000, 1999, and 1998, respectively.

4. Premises and Equipment

Premises and equipment is as follows:

	December 31
	2000	1999

Furniture and fixtures	$1,950,309	$2,059,382
Office equipment	1,346,252	1,417,513
Computer equipment	6,474,420	6,664,352
Leasehold improvements	650,375	734,916

Total	10,421,356	10,876,163
Less accumulated depreciation and amortization	(7,895,707)	(6,920,893)

Total	$2,525,649	$3,955,270

5. Notes Payable To Parent

The Company maintains revolving notes payable with Republic Bank to finance mortgage lending activities. At December 31, 2000 and December 31, 1999, the Company had $350 million available under these notes of which $133,251,890 and $137,084,916 was outstanding at December 31, 2000 and December 31, 1999, respectively. The notes are payable on demand and bear interest at the 30 day London Interbank Offer Rate (LIBOR) rate plus 1.4% (8.09%) at December 31, 2000. Interest paid to Republic Bank under the revolving notes totaled $4,793,244 and $4,226,061 for the unaudited six months ended June 30, 2001 and 2000, respectively, and $8,652,521, $11,835,086, and $17,412,385 for the years ended December 31, 2000, 1999, and 1998, respectively.

The Company also maintains a revolving note to Republic Bank to finance residential construction lending activities. At December 31, 2000 and December 31, 1999, the Company had $60 million available under this note of which $40,014,745 and $54,720,213 had been borrowed, respectively. The note is payable on demand and bears interest at the prime rate, which was 9.5% at December 31, 2000. Interest paid to Republic Bank under the revolving note totaled $1,765,713 and $2,326,139 for the unaudited six months ended June 30, 2001 and 2000, respectively, and $4,415,100, $3,902,369, and $3,510,870 for the years ended December 31, 2000, 1999, and 1998, respectively.

The Company also maintains various revolving notes to Republic Bank to finance servicing operations including, but not limited to, the acquisition of loan servicing. At December 31, 2000 and December 31, 1999, the Company had $83 million available under these various revolving notes, respectively of which $59,634,746 and $61,274,746 was outstanding at December 31, 2000 and December 31, 1999, respectively. The notes are payable on demand and bear interest at the prime rate minus .5%; (9% at December 31, 2000). Interest paid to Republic Bank under the revolving notes totaled $2,212,174 and $2,734,956 for the unaudited six months ended June 30, 2001 and 2000, respectively, and $5,667,445, $4,704,400, and $5,314,053 for the years ended December 31, 2000, 1999, and 1998, respectively.

6. Commitments and Contingencies

At June 30, 2001, the Company had outstanding $88,587,000 (unaudited) of commitments to fund residential real estate loan applications with agreed upon rates (“Interest Rate Lock Commitments” or “IRLC’s”).  At June 30, 2001, the Company had outstanding mandatory forward commitments to sell $278,850,000 (unaudited) of residential mortgage loans, of which $203,551,000 (unaudited) covered the mortgage loan held for sale balance and $75,299,000 covered IRLC’s.

At December 31, 2000, the Company had outstanding $103,717,000 of commitments to fund residential real estate loan applications with agreed-upon rates.

At December 31, 2000, the Company had outstanding mandatory forward commitments to sell $229,457,000 of residential mortgage loans, of which $146,484,000 covered the mortgage loans held for sale balance and $82,973,000 covered IRLCs. These outstanding forward commitments to sell mortgage loans are expected to settle in the first quarter of 2001 without producing any material gains or losses. At December 31, 2000, the mortgage loans held for sale balance included $29,641,000 of loans for which the Company did not enter into mandatory forward commitments. The Company’s exposure to market risk was not significantly increased, however, since $22,496,000, or 76% of these loans were loans that represented floating rate residential construction loans.

FAS 133 requires the Company to recognize all derivatives on the balance sheet at fair value.  Derivatives that are not hedges must be adjusted to fair value through income.  If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings.  The ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.

The Company implemented FAS 133 effective January 1, 2001.  The transition adjustments resulting from adopting this Statement 133 are immaterial.  The Company believes that its hedging policies using mandatory forward commitments, as they relate to Interest Rate Lock Commitments and mortgage loans held for sale, are highly effective.  Therefore, FAS 133 did not have a significant impact on net income.

At December 31, 2000, mandatory delivery contracts were outstanding with 5 dealers, whose share of total outstanding contracts with the Company each exceeded ten percent. Risks may arise from the possible inability of these dealers to meet the terms of their contracts.

The Company leases its offices, branch locations and certain office equipment under leases having various rental periods and renewal options. Future minimum rental payments under noncancelable operating leases at December 31, 2000, are as follows:

2001	$1,889,301
2002	1,561,931
2003	1,144,810
2004	279,661
2005 and thereafter	–

Total minimum lease payments	$4,875,703

Rent expense amounted to $1,538,576 and $1,958,873 for the unaudited six months ended June 30, 2001 and 2000, respectively, and $3,725,656, $3,893,199, and $3,162,979 for the years ended December 31, 2000, 1999, and 1998, respectively.

The Company is a party to legal proceedings primarily related to the recovery of loans in default which have either been previously charged off or are provided for in the accompanying financial statements. After a review of all litigation with counsel, management believes that the resolution of these matters will not have a material adverse effect on the Company’s financial position.

7. Equity

The Company’s common stock is owned by Republic Bank (80%) and a group of senior management employees (20%). The Company has issued and outstanding Series A and Series B nonvoting preferred stock, all of which is owned by Republic Bank.

Dividends on common stock may be declared from time to time. Holders of the Series A and Series B preferred stock are entitled to receive an annual cash dividend of $3 per share payable quarterly when and if declared by the Board of Directors. Dividends on both Series A and Series B preferred stock are cumulative. The holders of Series A and Series B preferred stock are not entitled, through their preferred stock ownership, to participate in any common stock dividends. As more fully described in Note 9 to the financial statements, the Company utilizes memo credits, when earned, to satisfy dividends otherwise payable to Republic Bank.

The following table summarizes preferred and common dividends declared and the method of payment.

	Unaudited

	Preferred Dividends		Preferred Dividends

	Six months ended June 30,		Year ended December 31

	2001	2000	2000	1999	1998

Declared	$1,012,915	$587,376	$587,376	$2,203,735	$2,109,600
Paid via:
Memo credit	–	436,933	436,933	2,000,840	2,071,659
Cash	1,012,915	150,443	150,443	240,836	–

Total	$1,012,915	$587,376	$587,376	$2,241,676	$2,071,659

The difference of $37,941 between the 1998 preferred dividends declared and paid was paid with cash in January 1999.

	Unaudited

	Preferred Dividends		Common Dividends

	Six months ended June 30,		Year ended December 31

	2001	2000	2000	1999	1998

Declared	$–	$499,026	$499,026	$2,426,678	$2,356,799
Paid via:
Memo credit	–	–	–	154,484	249,931
Cash	–	499,026	499,026	2,272,194	2,106,868

Total	$–	$499,026	$499,026	$2,426,678	$2,356,799

8. Income Taxes

The provision for income taxes differs from that computed by applying the federal statutory rate of 35 percent for the reasons in the following analysis:

	Year ended December 31

	2000	1999	1998

Tax based on federal statutory rate	$(2,985,924)	$1,579,006	$1,251,281
Non-deductible expenses	11,200	33,191	38,902
Other	15,264	4,532	6,996

Provision (benefit) for income taxes	$(2,959,460)	$1,616,729	$1,297,179

The following is a summary of the components of the provision for income tax expenses for the years ended December 31, 2000, 1999, and 1998, respectively.

	Unaudited
	Six months ended June 30,		Year ended December 31
	2001	2000	2000	1999	1998

Current expense (benefit)	$(1,330,469)	$(626,285)	$213,484	$(9,586)	$(88,560)
Deferred income tax (benefit) expense	(4,977,098)	(101,990)	(3,172,944)	1,626,315	1,385,739

Total income tax (benefit) expense	$(6,307,567)	$(728,275)	$(2,959,460)	$1,616,729	$1,297,179

Significant temporary differences which give rise to the deferred tax assets and liabilities are as follows:

	December 31
	2000	1999

Deferred Taxes:
Deferred Tax Assets:
Restricted stock amortization	$132,741	$49,574
Deferred compensation	317,477	214,890
Mortgage servicing rights amortization	443,099	448,491
Impairment reserve for mortgage servicing rights	2,182,511	712,511
Loan mark to market adjustment	400,685	439,271
Allowance for loan losses	303,754	266,827
Other	108,739	108,728

Total Deferred Tax Assets	3,889,006	2,240,292
Deferred Tax Liabilities:
Originated mortgage servicing rights	8,762,354	10,265,030
Deferred loan origination fees and costs net	835,929	908,546
Depreciation and amortization	109,349	58,286
Other	6,094	6,094

Total Deferred Tax Liabilities	9,713,726	11,237,956

Net Deferred Tax Liability	$5,824,720	$8,997,664

9. Related Party Transactions

The Company’s employees participate in Republic’s benefit plans, including medical, dental, and 401(k) plan, the costs of which are included in the Company’s operating expenses. The employer contribution to the 401(k) plan is determined annually by the Republic Board of Directors. Employer contribution expense for this plan aggregated $412,300 and $386,185 for the unaudited six months ended June 30, 2001 and 2000, respectively, and $582,180, $669,336, and $623,319 for the years ended December 31, 2000, 1999, and 1998, respectively.

The Company services loans for Republic Bank and Republic Bancorp Mortgage Inc. (the affiliates) and receives a servicing fee as well as other fees, which approximates the market rate. The total mortgage servicing and other fees received from the affiliates was $43,567 and $65,591 for the unaudited six months ended June 30, 2001 and 2000, respectively, and $117,617, $308,939, and $571,452 for the years ended December 31, 2000, 1999, and 1998, respectively.

The Company is accountable for related escrow funds aggregating approximately $45 million (unaudited) and $50 million (unaudited) at June 30, 2001 and 2000, respectively, and $41 million at December 31, 2000 and December 31, 1999. These funds were segregated in non-interest bearing accounts at Republic Bank. Escrow funds are not included as assets and liabilities of the Company. In return, the Company receives memo credits from Republic Bank based upon the aggregate escrow funds held at the federal funds rate (5.83% and 6.47% at June 30, 2001 and 2000, respectively, and 6.12% and 5.27% at December 31, 2000 and 1999, respectively). Memo credits earned were $684,500 and $867,094 on an after tax basis for the unaudited six months ended June 30, 2001 and 2000, respectively, and $1,817,916, $1,941,072, and $2,522,276 on an after-tax basis during 2000, 1999, and 1998, respectively. Memo credits earned are used to reduce dividends otherwise payable to Republic Bank in the following quarter (see Note 7).

Notes receivable-officers represents notes from five officers for $185,345 at December 31, 2000, and four officers for $344,905 at December 31, 1999. These notes are being amortized as compensation expense for a forty-eight month period on a straight-line basis.

10. Fair Value of Financial Instruments

Estimates of the fair value of financial instruments are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering the Company’s entire portfolio of a particular financial instrument for sale. Fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Accounts Receivable — The carrying amount is a reasonable estimate of fair value.

Mortgage Loans Held for Sale and Loans Receivable — The fair value of mortgage loans held for sale and loans receivable are estimated based on the present value of estimated future cash flows using a discount rate commensurate with the risks associated with the financial instrument.

Mortgage Servicing Rights — See Note 3 for the Company’s estimate of the fair value of Mortgage Servicing Rights.

Notes Payable to Parent — The estimated fair value of the Company’s variable rate notes payable is represented by its carrying value.

Off-Balance Sheet Financial Instruments — The fair value of the Company’s forward commitments to sell residential real estate loans is estimated using the cost of fulfilling these commitments or otherwise settling the obligations with the counterparties at the reporting date.

The estimated fair values of the Company’s financial instruments are as follows:

	December 31,

	2000		1999

	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value

Assets:
Cash	$512,622	$512,622	$1,510,106	$1,510,106
Accounts receivable	11,391,864	11,391,864	14,312,178	14,312,178
Loans receivable	18,887,475	18,887,475	16,208,170	16,208,170
Mortgage loans held for sale	176,125,068	177,270,000	193,086,119	194,341,000
Liabilities:
Notes payable to parent	232,901,381	232,901,381	253,079,875	253,079,875
Off-Balance Sheet Financial
Commitments to originate loans	–	5,161	–	(535,000)
Commitment to sell loans	–	195,192	–	(1,163,000)

11. Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per share:

	Unaudited
	Six months ended June 30,		Year ended December 31
	2001	2000	2000	1999	1998

Basic:
Average shares outstanding	750,000	750,000	750,000	750,000	750,000
Net (loss) income	$1,714,051	$(1,352,510)	$(5,571,753)	$2,894,716	$2,277,910
Less preferred stock dividends	1,012,915	150,443	150,443	(240,836)	-
Net (loss) income applicable to common stock	$(10,701,136)	$(1,202,067)	$(5,421,310)	$2,653,880	$2,277,910
Basic net (loss) income per common shares	$(14.27)	$(1.60)	$(7.23)	$3.54	$3.04
Diluted:
Average shares outstanding	750,000	750,000	750,000	750,000	750,000
Less diluted effects of warrants and options	-	-	-	-	-
Diluted average shares	750,000	750,000	750,000	750,000	750,000
Net (loss) income	$(11,714,051)	$(1,352,510)	$(5,571,753)	$2,894,716	$2,277,910
Less preferred stock dividends	1,012,915	150,443	150,443	(240,836)	-
Net (loss) income applicable to common stock	$(10,701,136)	$(1,202,067)	$(5,421,310)	$2,653,880	$2,277,910
Diluted net (loss) income per common share	$(14.27)	$(1.60)	$(7.23)	$3.54	$3.04

12. Subsequent Events

Sale of Mortgage Servicing Rights

On April 19, 2001 the Company entered into an Agreement for Purchase and Sale of Servicing with Alliance Mortgage Company.  Under the terms of the agreement Market Street sold its entire servicing portfolio for approximately $28,500,000. The Company recorded a loss on sale of $12,350,000 after tax, in conjunction with the transaction.

Sale of Market Street Mortgage Corporation

On April 15, 2001 Republic entered into an Acquisition Agreement with Netbank Inc., (the “Agreement”). The acquisition is to occur subsequent to the previously mentioned sale of the mortgage servicing portfolio.  In accordance with the Agreement Republic will receive $5,000,000 in cash and 1,689,189 shares of Netbank, Inc., common stock, which as of the date of the Agreement resulted in a total purchase price of approximately $20,000,000. It is anticipated that the transaction closed in the second quarter of 2001.

(b)	Proforma income statements for the six month period ended June 30, 2001 and the year ended December 31, 2000 assuming the Transaction had occurred on January 1, 2001 and 2000, respectively.

Basis of Presentation

The following unaudited pro forma combined financial statements give effect to NetBank, Inc.’s (“NetBank”) acquisition of Market Street Mortgage Corporation (“Market Street”). The acquisition was accounted for using the purchase method of accounting.

The Unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 2001 and the year ended December 31, 2000 give effect to this transaction as if it had occurred on January 1, 2001 and January 1, 2000.  The financial statements of Market Street include reclassifications to conform with NetBank’s presentation.

The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma combined statement of operations does not purport to represent what NetBank’s results of operations would actually have been if the transaction in fact had occurred on those assumed dates and are not necessarily representative of NetBank’s results of operations for any future period. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Form 8-K/A.

NetBank, Inc.
Proforma Combined Statement of Operations
 For the Six Month Period Ended June 30, 2001 and the Year Ended December 31, 2000
(000's)

	For the Six Months Ended June 30, 2001							For the Year Ended December 31, 2000

	NetBank	Market Street Mortgage	Subtotal	Pro Forma Adjustments (Note 3)			Pro Forma Combined	NetBank	Market Street Mortgage	Subtotal	Pro Forma Adjustments (Note 3)			Pro Forma Combined

Interest income:
Loans	$54,280	$9,972	$64,252	$(813)	(C	)	$63,439	$84,707	$15,511	$100,218	$(948)	(C	)	$99,270
Investment securities	14,781	-	14,781	-			14,781	30,921	–	30,921	–			30,921
Short-term investments	1,458	-	1,458	-			1,458	692	–	692	–			692

Total interest income	70,519	9,972	80,491	(813)	(C	)	79,678	116,320	15,511	131,831	(948)	(C	)	130,883
Interest expense:
Deposits	30,602	-	30,602	–			30,602	48,747	–	48,747	–			48,747
Other borrowed funds	18,344	8,780	27,124	(2,001)	(C	)	25,123	29,817	18,735	48,552	(5,101)	(C	)	43,451

Total interest expense	48,946	8,780	57,726	(2,001)	(C	)	55,725	78,564	18,735	97,299	(5,101)	(C	)	92,198

Net interest income	21,573	1,192	22,765	1,188	(C	)	23,953	37,756	(3,224)	34,532	4,153	(C	)	38,685
Provision for loan losses	170	327	497	(327)	(C	)	170	393	1,089	1,482	(988)	(C	)	494

Net interest income after provision for loan losses	21,403	865	22,268	1,515	(C	)	23,783	37,363	(4,313)	33,050	5,141	(C	)	38,191
Non-interest income:
Service charges and other fees	5,997	–	5,997	–			5,997	3,411	–	3,411	–			3,411
Loan origination fees	–	18,006	18,006	334	(C	)	18,340	–	26,960	26,960	71	(C	)	27,031
Gain on sale of mortgage loans & servicing rights	–	(5,552)	(5,552)	19,279	(C	)	13,727	–	21,668	21,668	(464)	(C	)	21,204

Total non-interest income	5,997	12,454	18,451	19,613	(C	)	38,064	3,411	48,628	52,039	(393)	(C	)	51,646
Non-interest expense:
Salaries and benefits	4,170	21,227	25,397	(132)	(B)(C	)	25,265	6,408	35,018	41,426	(1,363)	(B)(C	)	40,063
Customer service	7,070	–	7,070	–			7,070	9,163	–	9,163	–			9,163
Loan Servicing	2,727	–	2,727	–			2,727	3,935	–	3,935	–			3,935
Marketing	2,655	300	2,955	–			2,955	13,091	637	13,728	(26)	(C	)	13,702
Data Processing	3,033	904	3,937	(277)	(C	)	3,660	3,039	1,897	4,936	(590)	(C	)	4,346
Depreciation & Amorization	2,476	897	3,373	163	(A)(C	)	3,536	2,612	2,005	4,617	325	(A)(C	)	4,942
Office Expenses	705	1,717	2,422	(234)	(C	)	2,188	940	3,793	4,733	(453)	(C	)	4,280
Occupancy	397	1,370	1,767	(53)	(C	)	1,714	702	3,399	4,101	(100)	(C	)	4,001
Travel & entertainment	192	81	273	(2)	(C	)	271	761	156	917	(12)	(C	)	905
Other	1,432	4,846	6,278	(365)	(C	)	5,913	2,530	5,942	8,472	(714)	(C	)	7,758

Total non-interest expense	24,857	31,342	56,199	(900)	(A)(B)(C	)	55,299	43,181	52,847	96,028	(2,933)	(A)(B)(C	)	93,095
Income (loss) before income taxes and extraordinary gain	2,543	(18,023)	(15,480)	22,028	(A)(B)(C)		6,548	(2,407)	(8,532)	(10,939)	7,681	(A)(B)(C	)	(3,258)
Income tax (expense) benefit	(966)	6,308	5,342	(7,830)	(D	)	(2,488)	1,289	2,959	4,248	(2,637)	(D	)	1,611

Income (loss) before extraordinary gain	1,577	(11,715)	(10,138)	14,198	(A)(B)(C)(D	)	4,060	(1,118)	(5,573)	(6,691)	5,044	(D	)	(1,647)

Extraordinary gain on early extinguishment of debt, net of tax	-	-	-	-			-	9,711	–	9,711	–			9,711

Net income	$1,577	$(11,715)	$(10,138)	$14,198	(A)(B)(C)(D	)	$4,060	$8,593	$(5,573)	$3,020	$5,044	(A)(B)(C)(D	)	$8,064

Basic and diluted net income (loss) before extraordinary gain per common and potential common share outstanding:
Basic							$0.13							$(0.05)
Diluted							$0.13							$(0.05)

Basic and diluted net income (loss) per common and potential common share outstanding:
Basic							$0.13							$0.26
Diluted							$0.13							$0.25

Weighted average common and potential common shares outstanding:
Basic							30,411							31,356
Diluted							30,992							32,029

NetBank,Inc.
Notes To Unaudited Pro Forma Combined Financial Statements

NOTE 1-GENERAL

The historical financial statements reflect the financial position and results of operations of NetBank, Inc. ("NetBank") and Market Street Mortgage Corporation (“Market Street”) were derived from the respective historical financial statements where indicated. The periods included in these financial statements for NetBank are for the year ended December 31, 2000 and for the six months ended June 30, 2001. The periods included in these financial statements for Market Street are for the year ended December 31, 2000 and the six months ended June 29, 2001. The audited historical financial statements of Market Street included herein have been included in accordance with Securities and Exchange Commission Regulation S-X Rule 3-05.

NOTE 2-ACQUISITIONS

The acquisition Market Street will be accounted for using the purchase method of accounting.  The assignment of fair values to assets acquired and liabilities assumed for Market Street are preliminary and subject to revision based on final determination of the fair values of assets acquired and liabilities assumed.

NOTE 3-UNAUDITED PRO FORMA COMBINED INCOME STATEMENT ADJUSTMENTS

(A)	Reflects the net increase in the amortization of goodwill to be recorded as a result of the acquisition of Market Street by NetBank over a 25-year estimated life. The amortization is based on the preliminary assignment of fair values of assets acquired and liabilities assumed and is subject to revision based on final determination of the fair values of assets acquired and liabilities assumed.

(B)	Reflects the decrease in salaries and benefits due to the sale of the servicing division of Market Street subsequent to December 31, 2000 net of the increase in salaries and benefits due to new compensation arrangements with certain Market Street employees.

(C)	Reflects the adjustment in income and expenses due to the sale of the servicing division of Market Street subsequent to December 31, 2000.

(D)	Reflects the adjustment for income taxes based on NetBank’s effective tax rate.

(c)	Exhibits.

	23.1	Consent of Ernst & Young LLP

	99.1	Acquisition Agreement by NetBank, Inc. and Net Interim, Inc. to Acquire Market Street Mortgage Corporation from Republic Bank, Republic Bancorp, Inc. and Certain Shareholders dated April 15, 2001 (incorporated by reference to the exhibit of the same number filed with NetBank’s Current Report on Form 8-K filed on April 30, 2001).

	99.2	Amendment dated June 29, 2001 to the Acquisition Agreement described in Exhibit 99.1 (incorporated by reference to the exhibit of the same number filed with NetBank’s Current Report on Form 8-K filed on July 13, 2001).

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBANK, INC.

Date: September 13, 2001	By:	/s/ Laura P. Moon

		Name:	Laura P. Moon
		Title:	Chief Accounting Officer